UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2008
ZIMMER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16407 (Commission File Number)	13-4151777 (IRS Employer Identification No.)
345 East Main Street
Warsaw, Indiana 46580
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (574) 267-6131
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
          On March 13, 2008, the Board of Directors (the “Board”) of Zimmer Holdings, Inc. (the “Company”), upon the recommendation of the Corporate Governance Committee, appointed Robert A. Hagemann and Cecil B. Pickett, Ph.D. to the Board, each with a term to expire at the Company’s 2008 annual meeting of stockholders to be held May 5. The appointment of Mr. Hagemann and Dr. Pickett increases the size of the Board to eight. Neither Mr. Hagemann nor Dr. Pickett has been appointed to any committees of the Board at this time; however, the Company expects that each will be appointed to one or more Board committees in the future. There are no arrangements or understandings between Mr. Hagemann or Dr. Pickett and any other persons pursuant to which either Mr. Hagemann or Dr. Pickett was appointed a director of the Company.
          As non-employee directors, Mr. Hagemann and Dr. Pickett will participate in the non-employee director compensation arrangements described in the Company’s preliminary proxy statement filed with the Securities and Exchange Commission on March 3, 2008. In addition, it is expected that each of them will execute the Company’s standard form of non-employee director indemnification agreement. The form of the indemnification agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2008 and is incorporated herein by reference.
          A copy of the Company’s press release announcing the appointments of Mr. Hagemann and Dr. Pickett to the Board is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
          (d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement with Non-Employee Directors (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 25, 2008)

99.1	Press Release issued on March 17, 2008

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2008

ZIMMER HOLDINGS, INC.

	By:	/s/ Chad F. Phipps

	Name:	Chad F. Phipps
	Title:	Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement with Non-Employee Directors (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 25, 2008)

99.1	Press Release issued on March 17, 2008